Exhibit 99-3

STATEMENT OF SINGLE BOND COVERAGE

In accordance with Rule 17g-1(g)(1)(ii)(c), set forth below is the amount each of the Registrants listed below would have provided and maintained under a single insured bond had it not been named as an insured under a joint Investment Company Blanket Bond.

Registrant	Amount of Bond (in dollars)
Pioneer Asset Allocation Trust	750,000
Pioneer Solutions – Balanced Fund
Pioneer Bond Fund	2,300,000
Pioneer Diversified High Income Trust	600,000
Pioneer Equity Income Fund	1,700,000
Pioneer Floating Rate Trust	750,000
Pioneer Fund	2,300,000
Pioneer High Income Trust	750,000
Pioneer High Yield Fund	900,000
Pioneer ILS Bridge Fund	50,000
Pioneer ILS Interval Fund	1,000,000
Pioneer Mid Cap Value Fund	900,000
Pioneer Money Market Trust, a series fund consisting of:	750,000
Pioneer U.S. Government Money Market Fund
Pioneer Municipal High Income Trust	750,000
Pioneer Municipal High Income Advantage Trust	750,000
Pioneer Real Estate Shares	400,000
Pioneer Series Trust II, a series trust consisting of:	2,300,000
Pioneer AMT-Free Municipal Fund
Pioneer Select Mid Cap Growth Fund
Pioneer Series Trust III, a series trust consisting of:	750,000
Pioneer Disciplined Value Fund
Pioneer Series Trust IV, a series trust consisting of:	1,500,000
Pioneer Balanced ESG Fund
Pioneer Multi-Asset Income Fund
Pioneer Series Trust V, a series trust consisting of:	1,500,000
Pioneer Global Equity Fund
Pioneer High Income Municipal Fund
Pioneer Corporate High Yield Fund
Pioneer Series Trust VI, a series trust consisting of:	900,000
Pioneer Floating Rate Fund
Pioneer Flexible Opportunities Fund

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Registrant	Amount of Bond (in dollars)
Pioneer Series Trust VII, a series trust consisting of:	750,000
Pioneer Global Multisector Income Fund
Pioneer Global High Yield Fund
Pioneer Series Trust VIII, a series trust consisting of :	525,000
Pioneer International Equity Fund
Pioneer Series Trust X, a series trust consisting of:	2,300,000
Pioneer Dynamic Credit Fund
Pioneer Fundamental Growth Fund
Pioneer Multi-Asset Ultrashort Income Fund
Pioneer Series Trust XI, a series trust consisting of:	1,500,000
Pioneer Core Equity Fund
Pioneer Series Trust XII, a series trust consisting of:	1,500,000
Pioneer Disciplined Growth Fund
Pioneer Series Trust XIV, a series trust consisting of:	200,000
Pioneer Emerging Markets Equity Fund
Pioneer Short Term Income Fund	900,000
Pioneer Strategic Income Fund	2,300,000
Pioneer Variable Contracts Trust, a series trust consisting of:	1,000,000
Pioneer Bond VCT Portfolio
Pioneer Equity Income VCT Portfolio
Pioneer Fund VCT Portfolio
Pioneer Select Mid Cap Growth VCT Portfolio
Pioneer High Yield VCT Portfolio
Pioneer Mid Cap Value VCT Portfolio
Pioneer Real Estate Shares VCT Portfolio
Pioneer Strategic Income VCT Portfolio

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of September 2020.

/s/ Carol B. Hannigan
Carol B. Hannigan

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